Doc# 1154348\2
As filed with the Securities and Exchange Commission on November 19, 1999
                                              Registration No. 333-_________



                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                       ____________________________

                                 FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ____________________________

                            AULT INCORPORATED
          (Exact name of registrant as specified in its charter)

          Minnesota                                   41-0842932
     (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)             Identification No.)

                          7105 Northland Terrace
                      Minneapolis, Minnesota  55428
          (Address of principal executive offices and zip code)
                       ____________________________

                            AULT INCORPORATED
                          1996 STOCK OPTION PLAN
                         (Full title of the Plan)
                       ____________________________

     Frederick M. Green                           Copy to:
     President and Chief Executive Officer        Richard A. Primuth, Esq.
     Ault Incorporated                            Lindquist & Vennum
     7105 Northland Terrace                       4200 IDS Center
     Minneapolis, Minnesota  55428                80 South Eighth Street
     (612) 592-1910                               Minneapolis, Minnesota 55402
     (Name, address and telephone number          (612) 371-3211
     of agent for service)


                     CALCULATION OF REGISTRATION FEE
     _________________________________________________________________
                                               Proposed       Proposed
     Title of                                  Maximum        Maximum
     Securities     Amount        Offering     Aggregate      Amount of
     to be          to be         Price        Offering       Registration
     Registered     Registered(2) Per Share(1) Price(1)       Fee
     _________________________________________________________________
     Common Stock,   250,000      $6.125       $1,531,250     $425.69
     no par value
     _________________________________________________________________
     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h)(1) and based upon the last reported sale price of the Company's Common Stock on the NASDAQ SmallCap Market on November 18, 1999.
     (2) 500,000 shares were registered on Form S-8 (File No. 333-38455) on October 16, 1997 and 250,000 shares are being registered herewith.


           INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                              BY REFERENCE

          A Registration Statement on Form S-8 (File No. 333-38455) was filed with the Securities and Exchange Commission on October 16, 1997 covering the registration of 500,000 shares initially authorized for issuance under the Company's 1996 Stock Incentive Plan (the "Plan"). A filing fee of $1,175 was paid at the time the Registration Statement was filed. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 250,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 250,000 was authorized by the Company's Board of Directors on July 21, 1999 and such amendment was approved by the Company's shareholders on September 30, 1999. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.

                                 PART I

          Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                 PART II

     Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended May 30, 1999.

          (b) The Quarterly Report of the Company on Form 10-Q for the period ended August 29, 1999.

          (c) The Proxy Statement of the Company dated August 24, 1999 for the Annual Meeting of Shareholders held September 30, 1999.

          (d)  The  description of the Company's Common Stock  as  set forth under "Description of Common Shares" in the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 18, 1983 (Registration No. 2-85224), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4.  Description of Securities.

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

     Item 6.  Indemnification of Directors and Officers.

          Article XI of the Registrant's Bylaws provides that the Registrant shall indemnify any person who at any time shall serve or shall have served as a director, officer or employee of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors and administrators of such person in accordance with, and to the fullest extent permitted by the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it may be amended from time to time.

          Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition,
     Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Item 7.  Exemption from Registration Claimed.

          Not applicable.

     Item 8.  Exhibits.

     Exhibit

       4.1     Ault  Incorporated  1996 Stock  Option  Plan, as amended

       5.1     Opinion of Lindquist & Vennum P.L.L.P.

      23.1     Consent of Lindquist & Vennum P.L.L.P. (included  in Exhibit 5.1)

      23.2     Consent  of  McGladrey  &  Pullen,  LLP,  independent auditors

      24.1     Power  of  Attorney (set forth on the  signature  page hereof)

    Item 9.  Undertakings.

     The Company hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November __, 1999.

                              AULT INCORPORATED


                              By /s/ Frederick M. Green
                                   Frederick M. Green
                                   President and Chief Executive
                                   Officer


                       POWER OF ATTORNEY

     The undersigned officers and directors of Ault Incorporated hereby constitute and appoint Frederick M. Green and Carlos S. Montague, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on November 19, 1999 in the capacities indicated.

Signature                                        Title

/s/   Frederick   M.   Green            President, Chief Executive Officer
Frederick M. Green                      and Chairman of the Board
                                        (Principal Executive Officer)


/s/ James M. Duddleston                 Director
James M. Duddleston


/s/ Delbert W. Johnson                  Director
Delbert W. Johnson


/s/ John G. Kassakian                   Director
John G. Kassakian

/s/ David J. Larkin                     Director
David J. Larkin

/s/ Frank L. Sims                       Director
Frank L. Sims

/s/ Matthew A. Sutton                   Director
Matthew A. Sutton